UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2013

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle, Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

303 Velocity Way, Foster City, California 94404

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 8, 2013, Electronics for Imaging, Inc. (the “Company”) will host an “Investor Day” in New York City for investors and analysts, and the general public via webcast. A copy of the press release regarding the Investor Day and the slides relating to the presentation are attached hereto as Exhibits 99.1 and 99.2, respectively.

On November 6, 2013, the Board of Directors of the Company approved a share repurchase program. Under the program, the Company is authorized to repurchase up to $200 million of its outstanding shares of common stock from time to time over the next three years. The new share repurchase program allows the Company to repurchase its shares through open market purchases, privately negotiated transactions or otherwise, subject to market conditions, applicable legal requirements and other factors, including the conditions specified under any 10b5-1 plan. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without notice. The Company has no obligation to repurchase shares under the authorization.

This authorization replaces an existing share repurchase program approved by the Board of Directors in September 2012 that provided for the repurchase of up to $100 million of the Company’s common stock. The previous program was cancelled and the approximately $58 million remaining under the previous program will not be used.

The information included in this Item 7.01 and Exhibits 99.1 and 99.2 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Safe Harbor for Forward Looking Statements

The information included in this Item 7.01 and Exhibits 99.1 and 99.2 contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this Item 7.01 and Exhibits 99.1 and 99.2 that could be deemed forward-looking statements include statements regarding the Company’s strategy, plans, expectations regarding its revenue growth, earnings per share, operating expenses, gross margin, operating margin, market share, product portfolio, product mix, future opportunities for the Company and its customers, demand for and adoption of technology and products, expected completion of its share repurchase program and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in the Company’s effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for the Company’s related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of the Company’s businesses, including competition from products developed by the Company’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; litigation involving intellectual property rights or other related matters; the Company’s ability to successfully complete acquisitions and integrate acquired businesses; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; the market prices of the Company’s common stock prior to, during and after the share repurchases; any disruptions in the Company’s operations, the difficulty to retain employees, and additional expenses that the Company may incur as a result of its relocation from the Foster City campus; the compliance with the new requirements regarding the “conflict minerals,” if they are found to be used in the Company’s products, and any other risk factors that may be included from time to time in the Company’s SEC reports.

Readers are cautioned not to place undue reliance on the forward-looking statements included in the information included in this Item 7.01 and Exhibits 99.1 and 99.2, which are made as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update information contained in this Item 7.01 and Exhibits 99.1 and 99.2. For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting the Company’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or the Company’s Investor Relations website at www.efi.com.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release dated November 8, 2013 – EFI Sets $1 Billion Revenue Target, Increases Long Term Financial Model, Announces $200 Million Share Repurchase Program

99.2	EFI Investor Day, November 8, 2013 – Financials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONICS FOR IMAGING, INC.

Date: November 8, 2013	By:	/s/ Guy Gecht
	Name:	Guy Gecht
	Title:	Chief Executive Officer, President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 8, 2013 – EFI Sets $1 Billion Revenue Target, Increases Long Term Financial Model, Announces $200 Million Share Repurchase Program

99.2	EFI Investor Day, November 8, 2013 – Financials